As filed with the Securities and Exchange Commission on November 28, 2001

                                                    Registration No.  333-13783


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              BELLSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                              A Georgia Corporation
         (State or Other Jurisdiction of Incorporation or Organization)
                         I.R.S. Employer No. 58-1533433
                     (I.R.S. Employer Identification Number)

                            1155 Peachtree St., N.E.
                           Atlanta, Georgia 30309-3610
                         Telephone Number (404) 249-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                  ------------

                              BellSouth Corporation
                           Compensation Deferral Plan
                                  ------------

                                Agent for Service
                                 Ray E. Winborne
                              BellSouth Corporation
                                 15G03 Campanile
                            1155 Peachtree St., N.E.
                           Atlanta, Georgia 30309-3610
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                  ------------

                  Please send copies of all communications to:
                                 Stacey K. Geer
                              BellSouth Corporation
                            1155 Peachtree St., N.E.
                                   Suite 1800
                           Atlanta, Georgia 30309-3610
                                  ------------
         Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.
                                  ------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-[ ____ ].

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-[ ____ ].

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  ------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8, may determine.

                                EXPLANATORY NOTE

         The Registrant hereby deregisters $19,983,333.20 of Compensation Obligations covered by this Registration Statement (File No. 333-13783), which were not issued by the Registrant pursuant to the Registration Statement and related prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Exhibits

24       Powers of Attorney

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized, in the City of Atlanta and State of Georgia, on the 28th day of November, 2001.


                                        BELLSOUTH CORPORATION




                                        BY:  /s/ W. Patrick Shannon
                                          ----------------------------
                                          W. Patrick Shannon
                                          Vice President - Finance and
                                          Supply Chain Management

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Principal Executive Officer:
         F. Duane Ackerman*                 Chairman of the Board, President
                                                 and Chief Executive Officer

         Principal Financial Officer:
         Ronald M. Dykes*                   Chief Financial Officer

         Principal Accounting Officer:
         W. Patrick Shannon*                Vice President - Finance and
                                                Supply Chain Management

         Directors:
         F. Duane Ackerman*
         Reuben V. Anderson*
         James H. Blanchard*
         J. Hyatt Brown*
         Armando M. Codina*
         Kathleen F. Feldstein*
         James P. Kelly*
         Joseph M. Magliochetti*
         John G. Medlin, Jr. *
         Leo F. Mullin*
         Eugene F. Murphy*
         Robin B. Smith*
         William S. Stavropoulos*



         * By /s/ W. Patrick Shannon
              -------------------------
                W. Patrick Shannon
                (individually and as Attorney-in-Fact)
                November 28, 2001